UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 27, 2026

CAPITOL FEDERAL FINANCIAL, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-34814	27-2631712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Kansas Avenue,	Topeka	Kansas	66603
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code
(785) 235-1341

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFFN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On January 29, 2026, Capitol Federal Financial, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) reporting certain information under Items 5.07, 7.01 and 9.01 of Form 8-K relating to its Annual Meeting of Stockholders held on January 27, 2026 (the “Annual Meeting”). The sole purpose of this Amendment No. 1 on Form 8-K/A is to provide additional information under Item 5.02 of Form 8-K that was inadvertently omitted from the Original 8-K. Except as set forth herein, no other information in the Original 8-K is being amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As noted under Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting, the Company’s stockholders approved the Capitol Federal Financial, Inc. 2026 Omnibus Incentive Plan (the “Plan”). A description of the Plan is contained in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on December 18, 2025 under the heading “Proposal III. Approval of the 2026 Omnibus Incentive Plan” and is incorporated herein by reference, and a copy of Plan is attached to that proxy statement as Appendix A and is also incorporated herein by reference.

Effective as of the date of the Annual Meeting, Michael T. McCoy, M.D. retired as a director of the Company and as a director of Capitol Federal Savings Bank, a wholly owned subsidiary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL FEDERAL FINANCIAL, INC.
Date: February 2, 2026	By: /s/ Kent G. Townsend

Kent G. Townsend, Executive Vice President,
Chief Financial Officer, and Treasurer